EXHIBIT 10.1

                               GLOBAL SOURCES LTD.
                                 41 Cedar Avenue
                                P.O. Box HM 1179
                             Hamilton HM EX, Bermuda

                                 --------------
                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                             To Be Held May 6, 2002
                                 --------------

To Our Shareholders:

      NOTICE IS HEREBY given that a general meeting of the shareholders of Global Sources Ltd. (the "Company") will be held on May 6, 2002 at the Grand Hyatt Shanghai, 88 Century Boulevard, Pudong, Shanghai 200120, China at 10:30 a.m., local time, for the following purposes:

      1. To re-elect two members of the Board of Directors (the "Board") who are retiring by rotation and, being eligible, offering themselves for re-election;

      2.    To fix the number of directors that comprise the whole Board at nine
            (9) persons, declare any vacancies on the Board to be casual vacancies and authorize the Board to fill these vacancies on the Board as and when it deems fit;

      3. To approve amendments to the Bye-Laws of the Company, which empower the Company to use electronic means to communicate with its shareholders and deliver corporate information.

      4. To re-appoint Arthur Andersen as the Company's independent auditors until the next annual general meeting.

      The foregoing matters are described more fully in the accompanying Proxy Statement. While this Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of March 25, 2002, all shareholders of the Company of record on the date of the meeting are entitled to attend the Annual General Meeting. The Company's audited financial statements for the year ended December 31, 2001 are included with the mailing of this Notice and Proxy Statement.

      We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important - as is the vote of every shareholder - and the Board appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

      Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.

                                            By Order of the Board of Directors

                                            TANG YANG PING
                                            Secretary

DATED: April 12, 2002
       Hamilton, Bermuda

                               GLOBAL SOURCES LTD.
                                 41 Cedar Avenue
                                P.O. Box HM 1179
                             Hamilton HM EX, Bermuda

                                 PROXY STATEMENT
                 For the Annual General Meeting of Shareholders
                                   May 6, 2002

      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GLOBAL SOURCES LTD., a Bermuda corporation (the "Company"), for use at the annual general meeting of shareholders of the Company to be held at the Grand Hyatt Shanghai, 88 Century Boulevard, Pudong, Shanghai 220120, China, on May 6, 2002 at 10:30 a.m., local time, and at any adjournments or postponements thereof (the "Annual General Meeting"). Unless the context otherwise requires, references to the Company includes Global Sources Ltd. and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy, (ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted (i) FOR re-electing the two Directors retiring by rotation; (ii) FOR fixing the number of directors that comprise the whole Board at nine (9), declaring any vacancies on the Board to be casual vacancies and authorizing the Board to fill these vacancies on the Board as and when it deems fit; (iii) FOR approving the proposed amendments to the Bye-Laws; and (iv) FOR re-appointing Arthur Andersen as the Company's independent auditors until the next annual general meeting. In accordance with
Section 84 of the Companies Act 1981 of Bermuda, the audited financial statements of the Company for the period from January 1, 2001 to December 31, 2001, enclosed herewith, will be presented at the Annual General Meeting. These statements have been approved by the Board of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

      The Board has established March 25, 2002 as the date used to determine those record holders and beneficial owners of Common Stock to whom notice of the Annual General Meeting will be sent (the "Record Date"). On the Record Date, there were 26,308,949 common shares, US$.01 par value per share (the "Common Shares"), outstanding. The holders of the Common Shares are entitled to one vote for each Common Share held. The presence, in person or by proxy, at the Annual General Meeting of at least two (2) shareholders entitled to vote representing more than 50% of the outstanding Common Shares as of the Record Date is necessary to constitute a quorum at the Annual General Meeting. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting. For proposals to be approved, a majority of votes cast must be favorable. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of directors and the re-appointment of the auditors.

      This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about April 12, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information concerning beneficial ownership of Common Shares of the Company outstanding at March 25, 2002 (i) by each person known by the Company to be the beneficial owner of more than five percent of its outstanding Common Shares, (ii) by each director (and director nominee) and executive officer of the Company and (iii) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of all directors and officers is: 1 Sims Lane, #08-01, Singapore 387355.

                                                                                                  Percentage
                                                                      Shares Beneficially             Of
Name and Address of Beneficial Owner(1)                                      Owned                 Class(2)
---------------------------------------                               -------------------         ----------
Hung Lay Si Co. Ltd..............................................         16,035,388(3)             61.0%
   P.O. Box 219GT,
   British American Centre
   Georgetown, Cayman Islands

Merle A. Hinrichs................................................           4,008,221                15.2%
   23/F, Vita Tower
   29 Wong Chuk Hang Road
   Hong Kong

Harrington Trust Ltd.............................................          2,492,224(4)              9.5%
   4th Floor Windsor Place
   22 Queen Street
   P.O. Box HM 1179
   Hamilton HM EX
   Bermuda

Jeffrey J. Steiner...............................................             313,131(5)              1.2%

Eddie Heng Teng Hua                                                                 *

J. Craig Pepples                                                                    *

Bill Georgiou                                                                       *

Sarah Benecke                                                                       *

David F. Jones                                                                      *

Roderick Chalmers                                                                   *

Dr. Lynn Hazlett                                                                    *

All Directors, Director Nominees and Executive Officers as a Group
   (9 persons)...................................................           4,368,516(6)             16.6%

-----------------
*Less than 1%

1. Each shareholder has sole voting power and sole dispositive power with respect to all shares beneficially owned by him unless otherwise indicated.

2.    Based upon 26,308,949 Common Shares outstanding at March 25, 2002.

3. Hung Lay Si Co. Ltd. is a company organized under the laws of the Cayman Islands. It is wholly owned by the Quan Gung 1986 Trust, a trust formed under the laws of the Island of Jersey. The trustee of the trust is Hill Street Trustees Limited, an Island of Jersey limited liability company whose shares are wholly owned by the partners of the Mourant Group, which is a firm based in the Island of Jersey that provides trust administration services. The partners of the Mourant Group are: Richard Jeune, Peter Mourant, Conrad Coutanche, Ian James, Alan Binnington, James Crill, Tim Herbert, Jacqueline Richomme, Elizabeth Breen, Cyman Davies, Nicola Davies, Alastair Syvret, Edward Devenport, Jonathan Speck, Beverley Lacey, Moz Scott, Julia Chapman, Jonathan Walker and Dominic Jones. Hill Street Trustees Limited is the sole beneficial owner of the Hung Lay Si Co. Ltd. shares under applicable Securities and Exchange Commission regulations.

      The Quan Gung 1986 Trust (through Hung Lay Si Co. Ltd., its wholly owned subsidiary) beneficially owns approximately 61.0% of the Common Shares. The Quan Gung 1986 Trust was formed under the laws of the Island of Jersey. The Company has received an opinion from Mourant du Feu & Jeune, counsel to Hill Street Trustees Limited, the trustee of the trust, that the trustee has the sole and exclusive voting, investment and dispositive power over the shares of Hung Lay Si Co. Ltd. owned by the trust; and, therefore, none of the beneficiaries of the trust has any control over such shares. This opinion also states that the trustee's powers under the trust are irrevocable and neither the settlor, the beneficiaries nor any other person has under the terms of the trust the ability to amend or revoke such powers or to remove the trustee (except in very limited circumstances such as the trustee being a lunatic or of unsound mind, or becoming bankrupt). Hill Street Trustees Limited is an Island of Jersey limited liability company whose shares are owned by partners of the Mourant Group, which is a firm based in the Island of Jersey that provides trust administration services. This counsel has also informed us that, as is typical of trusts formed under the laws of the Island of Jersey, the trustee cannot make disclosure of the names of the beneficiaries or settlor of the trust in breach of the obligations placed on it under the terms of the trust and the laws of the Island of Jersey and its duties of confidentiality. Accordingly, the Company does not know and may never know the identity of the beneficiaries or settlors of the Quan Gung 1986 Trust.

4. Harrington Trust Ltd. ("Harrington") is a trust organized under the laws of Bermuda. It is wholly-owned by the partners of one of Bermuda's largest law firms, Appleby, Spurling & Kempe. Harrington is the trustee of the Global Sources Employee Equity Compensation Trust (the "Trust"). Harrington administers the monies and other assets of the Trust. By virtue of its position as trustee of the Trust, Harrington has the power to vote and dispose of the Company's shares owned by the Trust.

5. Mr. Jeffrey J. Steiner is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the same Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. Jeffrey J. Steiner is its sole manager. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

6. Includes 313,131 Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Jeffrey J. Steiner, a director of the Company, is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. Jeffrey J. Steiner is its sole manager. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

                                 PROPOSAL NO. 1

                   ELECTION OF DIRECTORS ELIGIBLE BY ROTATION

      Pursuant to the Company's Bye-Laws, one-third of the Directors shall retire from office each year by rotation, with those who have been longest in office retiring first. Those persons who became or were last appointed Directors on the same day as those retiring shall be determined by lot or by agreement. Both Mr. Jones and Dr. Hazlett are retiring at this year's Annual General Meeting, and both have been nominated to be re-elected to the Board. Management has no reason to believe that either of the nominees will be unable or unwilling to serve as a Director, if elected. Should either nominee not be a candidate at the time of the Annual General Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominee and may be also voted for a substitute nominee selected by the Board.

      Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below, to serve for a three-year term and until their successors have been duly elected and have qualified. Directors shall be elected by a majority of the votes cast, in person or by proxy, at the Meeting. The remaining Directors will continue to serve until they are retired by rotation at the 2003 Annual General Meeting of Shareholders of the Company and the 2004 Annual General Meeting of Shareholders of the Company.

      The names of the nominees and certain biographical information concerning them are set forth below:

                                                          First Year Became
Name                                                         a Director
----                                                         ----------

David F. Jones..........................................        2000
Dr. H. Lynn Hazlett.....................................        2000

      Mr. Jones has been a Director of the Company since April 2000. Mr. Jones was an executive at MacQuarie Direct Investment, a venture capital firm in Sydney, Australia from 1997 to August 1999, where he was responsible for investment and strategic analysis of potential and existing portfolio companies. He joined UBS Capital in July 1999 and currently serves as the Executive Director, Australia/New Zealand and is currently a director of Miller's Retail Ltd., which is a customer of Trade Media Holdings Ltd., a Cayman Islands corporation wholly-owned by the Company ("Trade Media"). Mr. Jones also serves as a director of the following entities: ipac Securities Ltd. and Vandors Pty Ltd., both financial services companies; Nextgen Holdings Ltd. and Nextgen Networks, both telecommunications companies; TM Securities Ltd. and Tynan Mackenzie, both financial planning companies; and Otowa Pty Ltd., an investment holding company. Mr. Jones has an MBA from Harvard Business School and is a mechanical engineering graduate from the University of Melbourne. Mr. Jones is also a director of Trade Media.

      Dr. H. Lynn Hazlett has been a Director of the Company since October 2000. He is currently the owner and manager of R&D Citrus Ltd., a managing partner of AMI Bayshore Developer LLC, and a Managing Partner of CFB LLC. He was a former chief executive officer and president of QRS Corporation, a leading U.S.-based provider of supply chain management solutions to the retail industry, until his retirement in 2000. He previously managed Supply Chain Associates, an international consulting firm until 1997. Prior to that he was corporate vice president at VF Corporation, a U.S. apparel company, from 1989 to 1994. Dr. Hazlett has a doctorate in Economics and Automated Systems from George Washington University.

      The names and certain information of the Directors whose terms expire at the 2003 and 2004 Annual General Meeting of Shareholders of the Company are set forth below:

                                           First year became        Year term
Name                                           a director            Expires
----                                           ----------            -------
Merle A. Hinrichs.........................        2000                2003
Jeffrey J. Steiner........................        1999                2003
Roderick Chalmers.........................        2000                2003
Eddie Heng Teng Hua.......................        2000                2004
Sarah Benecke.............................        2000                2004

      Mr. Hinrichs has been a Director of the Company since April 2000 and is currently its Chairman and Chief Executive Officer. A co-founder of the business, he was the principal executive officer of Trade Media from 1971 through 1993 and resumed that position in September 1999. From 1994 to August 1999, Mr. Hinrichs was chairman of the ASM Group, which included Trade Media. Mr. Hinrichs has also been the Chairman of the Board of Trade Media. Mr. Hinrichs graduated from the University of Nebraska and Thunderbird, the American Graduate School of International Management ("Thunderbird"). Mr. Hinrichs is a co-founder and former chairman of the Society of Hong Kong Publishers. He is a member of the board of trustees of Thunderbird and is a board member of the Economic Strategy Institute. Mr. Hinrichs also is a director of Trade Media.

      Mr. Steiner has been a Director of the Company since November 1999. Mr. Steiner also has been a director of The Fairchild Corporation ("Fairchild") since 1985. He has been the chairman of the board and chief executive officer of Fairchild since December 1985. Mr. Steiner was president of Fairchild from November 1996 to November 1998. He is a director of Communications Intelligence Corp.

      Mr. Chalmers has been a Director of the Company since October 2000. He was chairman, Asia-Pacific, of PricewaterhouseCoopers ("PwC") and a member of PwC's Global Management Board from 1998 until his retirement in July 2000. He worked for PwC or one of its predecessors, Coopers & Lybrand, for 30 years, specializing in the securities industry. He has at various times been a non-executive director of the Hong Kong Securities and Futures Commission, a member of the Takeovers and Mergers Panel, and chairman of the Working Group on Financial Disclosure.

      Mr. Heng has been the Chief Financial Officer (previously entitled vice president of finance) since 1994 and has been a director of the Company since April 2000. Mr. Heng is also currently the Chief Financial Officer and Vice President of Finance of Media Data Systems Pte. Ltd. He joined the Company in August 1993 as deputy to the vice president of finance. He received an MBA from Shiller International University in London in 1993, is a CPA, a member of the Institute of Certified Public Accountants, Singapore, and a Fellow Member of The Association of Chartered Certified Accountants in the United Kingdom. Prior to joining us, he was the regional financial controller of Hitachi Data Systems ("Hitachi"), a joint venture between Hitachi and General Motors.

      Ms. Benecke has been a Director of the Company since April 2000, and, since 1993, has been a director of Trade Media. Ms. Benecke was our principal executive officer from January 1994 through August 1999. She joined us in May 1980 and served in numerous positions, including publisher from 1988 to December 1992 and chief operating officer in 1993. She graduated with a B.A. from the University of New South Wales, Australia.

Committees of the Board

The Board has established an audit committee and an executive committee. The audit committee is responsible for recommending the appointment of auditors, overseeing accounting and audit functions and other key financial matters of the Company. David Jones, Roderick Chalmers and Lynn Hazlett currently serve as members of the audit committee. The executive committee acts for the entire Board between Board meetings. Merle Hinrichs and Eddie Heng serve as members of the executive committee.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                                   MANAGEMENT

Executive Officers of the Company

      The names, positions and certain biographical information of the executive officers of the Company who are not Directors are set forth below.

Name                                                        Position
----                                                        --------
J. Craig Pepples................................     Chief Operating Officer
Bill Georgiou...................................     Chief Information Officer

      Mr. Pepples has been our Chief Operating Officer since June 1999 and is responsible for our worldwide operations, including interactive media, corporate marketing, community development, information services, human resources and finance. Mr. Pepples joined Trade Media in October 1986 in an editorial capacity, managed Trade Media's sales in China from 1989 to 1992, and served as country manager for China from 1993 to June 1999. Mr. Pepples graduated with a B.A. in Linguistics from Yale University.

      Mr. Georgiou was appointed our Chief Information Officer (previously Chief Technology Officer) in January 2001. Mr. Georgiou has had over 20 years' experience in information technology, most recently as a consultant with 3Com Technologies during 2000 and as an information technologies director with A.S. Watson from 1999 to 2000. He received his B.Ec. (Honours degree) and M.B.A. from the University of Adelaide.

Compensation of Directors and Executive Officers

      For the year ended December 31, 2001, the Company and its subsidiaries provided its seven directors and two executive officers as a group aggregate remuneration, pension contributions, allowances and other benefits of approximately $2,541,592, including cash compensation amounting to $2,018,611 and non-cash compensation of $522,981 associated with the share award and equity compensation plans. Of that amount, $195,000 was paid under a performance based, long-term discretionary bonus plan which the Company implemented in 1989 for members of its senior management. Under the plan, members of senior management may, at the discretion of the Company, receive a long-term discretionary bonus payment. The awards, which are payable in either five or ten years time, are paid to a member of senior management if his or her performance is satisfactory to the Company. There are seven current members of senior management and three former members of senior management who may receive payments on maturity.

      In 2001, the Company and its subsidiaries incurred $29,677 in costs to provide pension, retirement or similar benefits to their respective officers and directors pursuant to the Company's retirement plan and pension plan.

Employment Agreements

      We have employment agreements with Merle A. Hinrichs under which he serves as the chairman and chief executive officer of the Company and one of its subsidiaries. The agreements contain covenants restricting Mr. Hinrichs' ability to compete with us during his term of employment and preventing him from disclosing any confidential information during the term of his employment agreement and for a period of three years after the termination of his employment agreement. In addition, the Company retains the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by Mr. Hinrichs in the course of his employment. Upon a change of control, if Mr. Hinrichs is placed in a position of lesser stature than that of a senior executive officer, a significant change in the nature or scope of his duties is effected, Mr. Hinrichs ceases to be a member of the Board or there is a breach of those sections of his employment agreements relating to compensation, reimbursement, title and duties or termination, each of the Company and the subsidiary shall pay Mr. Hinrichs a lump sum cash payment equal to five times the sum of his base salary prior to the change of control and the bonus paid to him in the year preceding the change of control. The agreements may be terminated by either party by giving six months notice.

      We have employment agreements with each of our executive officers. Each employment agreement contains a non-competition provision, preventing the employee from undertaking or becoming involved in any business activity or venture during the term of employment without notice to us and our approval. The employee must keep all of our proprietary and private information confidential during the term of employment and for a period of three years after the termination of the agreement. We can assign the employee to work for another company if the employee's duties remain similar. In addition, we retain the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by the employee during the employee's term of employment. Each employment agreement contains a six month's notice provision for termination, and does not have a set term of employment. Bonus provisions are determined on an individual basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 31, 2001, the Company had $11,400,000 in net intercompany obligations due to its controlling shareholder.

      These obligations arose from:

      o the transfer of intangibles, including copyrights for magazines, from Hung Lay Si Co. Ltd. to the Company after its re-incorporation in the Cayman Islands in 1983; and

      o allocations of operating expenses from Hung Lay Si Co. Ltd. and its affiliates to the Company, as described in the sixth paragraph of
            Note 10 to the Company's audited financial statements, a copy of which is enclosed with this Proxy Statement.

      Effective January 1, 2000, we executed an unsecured promissory note in the principal amount of $11,404,000 to establish the repayment terms of these intercompany obligations owed to Hung Lay Si Co. Ltd. On January 1, 2005, we will begin repayment of this promissory note by making quarterly payments of principal and interest over the following ten years. Interest will accrue beginning on January 1, 2005 at the U.S. Federal Funds rate on the following business day and will be adjusted quarterly. For each subsequent interest period, the interest rate will be the U.S. Federal Funds rate on the first business day of the applicable calendar quarter. If we fail to make a timely payment, the interest rate on that payment will be adjusted quarterly to equal 2% over the U.S. Federal Funds rate on the first business day of each calendar quarter that payment and the accrued but unpaid interest are outstanding until that payment is made. The interest that accrues on the unpaid amount will be payable quarterly unless Hung Lay Si Co. Ltd. demands immediate payment. If we fail to make a payment, Hung Lay Si Co. Ltd. may also accelerate the promissory note and demand full payment.

      We have extended loans to certain members of the Company's senior management who are living abroad, for the sole purpose of financing the purchase or lease of a residence. The loans for the purchase of a residence are secured by that residence, bear interest at a rate of LIBOR plus 2 to 3%, generally have a term of ten years and become due and payable immediately upon the termination of the employee's employment. The loans for the lease of a residence are unsecured, interest free and are repayable in equal monthly installments over the period of the lease, which is typically less than or equal to 12 months. The maximum loan amounts are limited to the lower of the aggregate of two years' gross compensation of the borrower or $500,000. The loans were made upon terms and subject to conditions that are more favorable to the borrowers than those that would customarily be applied by commercial lending institutions in the borrower's country of employment. Since the beginning of 1998, the largest aggregate amount of indebtedness of Mr. Pepples and Ms. Benecke to us, outstanding at any time during such period, was approximately $40,733 and $350,011, respectively. As of December 31, 2001, the indebtedness of Mr. Pepples to us was approximately $14,486. Ms. Benecke repaid her loan in full in July 1999. Ms. Benecke's loan was secured and bore interest at a rate of LIBOR plus 2%. Mr. Pepples' loan was interest free and unsecured.

      We utilize sales representatives, predominantly corporate entities (each, a "Representative," and collectively, the "Representatives") to handle collections from clients on our behalf. The Representatives are entitled to commissions as well as marketing fees for their services (which commissions and fees totaled $20,171,614 in the aggregate for the year ended December 31, 2001). The Company has nominated one employee of the Company to sit on the boards of directors of each of eight (8) of the corporate Representatives (each such director, an "Employee Director"). Neither the Company nor the Employee Directors have any interest in the eight Representatives on whose boards the Employee Directors sit.

      During the year ended December 31, 2001, the Company also provided technical services to the Representatives as well as to one of the subsidiaries of Hung Lay Si Co. Ltd. The fee paid by the Representatives and by the subsidiary of Hung Lay Si Co. Ltd. for these services to the Company amounted to $258,784 in the aggregate for the year ended December 31, 2001.

      We lease approximately 97,940 square feet of our office facilities from affiliated companies under cancelable and non-cancelable operating leases and incur building maintenance services fees to those affiliated companies. We incurred rental and building services expenses of $1,044,284 during the year ended December 31, 2001. We also receive legal and secretarial services from our affiliated companies. The expenses incurred for these services during the year ended December 31, 2001 totaled $464,182.

      On March 13, 2001, we renewed the revolving credit facility with Bank of Bermuda (Isle of Man) Limited that we entered into on March 13, 2000. The credit facility had a term of one year and provides for borrowings of up to $25,000,000, with minimum borrowings of $1,000,000; we renewed the facility for an additional twelve month period under the same terms and conditions. The lender may request security from time to time to secure borrowings under the credit facility. The credit facility bears interest, payable quarterly in arrears, at the London Inter-Bank Market Rate plus 0.5%. The credit facility may be used for investments, working capital and general corporate purposes. If any payment is not made when due, the interest rate will increase by 2% on the aggregate amount outstanding and will be payable in arrears and, if not paid when due, will be compounded. The loan may not be prepaid prior to the end of any quarter, but if the bank notifies us of its intention to charge a maintenance fee to cover its costs for the facility, we may prepay without penalty the amount outstanding within seven days of the bank's notice. When we entered into the credit facility, we paid the bank an arrangement fee of approximately $16,000. Hung Lay Si Co. Ltd. has guaranteed all of our obligations under the credit facility. There was no outstanding principal amount under this facility at December 31, 2001. On March 13, 2002, we renewed this facility on the terms and conditions described above, with a reduction in the credit line to $10,000,000.

      For further information on these transactions, see the notes to our audited financial statements enclosed herewith.

      Our management believes these transactions are commercially reasonable in the jurisdictions where it operates and for employees where they reside or work.

                                 PROPOSAL NO. 2

                  FIXING BOARD SIZE AND TREATMENT OF VACANCIES

      Pursuant to Bye-Law 89 of the Company's Bye-Laws, the Company shall determine the minimum and maximum number of Directors at the Annual General Meeting of Shareholders.

Change of Size of the Board

      The Company's Bye-Laws currently provide for a minimum of two (2) Directors on the Board of Directors. In October 2000, the Company's shareholders established the maximum size of the Board at nine (9) members. In November 2001, the shareholders voted to maintain the number of Directors constituting the Board at nine (9) directors. This proposal would continue to maintain the number of Directors constituting the entire Board of the Company at nine (9) directors.

      The Company believes that having nine (9) Directors is necessary for the Company to comply with the Nasdaq Stock Market requirements that a listed company maintain a certain number of independent directors on its Board and certain of its committees, while retaining as directors officers and members of the Company's management who are familiar with the Company. Since the Annual General Meeting in October 2000, where the shareholders agreed to permit the Board to fill casual vacancies, the shareholders have continued to give the Board the authority to appoint additional directors without a vote of shareholders.

Authorization of Directors to Fill Casual Vacancies

      At the Annual General Meeting in October 2000, the shareholders approved a proposal to allow casual vacancies on the Board to be filled by the Board. This proposal was again approved in November 2001. This proposal would allow the remaining vacant directorships to be casual vacancies and would authorize the Board to fill those vacancies as and when it deems fit.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO FIX THE NUMBER OF DIRECTORS AT NINE (9) DIRECTORS, TO DECLARE THAT ANY REMAINING VACANCIES BE CASUAL VACANCIES AND TO AUTHORIZE THE BOARD TO FILL ANY SUCH CASUAL VACANCIES.

                                 PROPOSAL NO. 3

                              AMENDMENT OF BYE-LAWS

      In an effort to modernize and increase the efficiency of the communications between the Company and its shareholders, the Board has approved certain amendments to the Company's Bye-Laws to permit certain communications by electronic means. These amendments provide an additional alternative for communicating with the Company. The text of the proposed amendments is attached as Annex A to this Proxy Statement and marked to show changes from the existing Bye-Laws.

      Bye-law 154 states that the Board may amend any provision of the Bye-Laws, subject to approval by resolution at a general meeting of the shareholders. Accordingly, the Board is submitting the proposed amendments for consideration by shareholders at the Annual General Meeting.

General Effect of Proposed Amendments

      Amendment 1 to the Bye-Laws adds interpretive provisions to the "Interpretation" section allowing for use of electronic means in any case where the Bye-Laws require any documents to be in writing, delivered or signed.

      Amendment 2 to the Bye-Laws amends Bye-Law 77 to provide that the instrument appointing a proxy may be signed by electronic means.

      Amendments 3 and 4 to the Bye-Laws amend Bye-Laws 78 and 79, respectively, to provide that a shareholder may deliver an appointment of a standing proxy by use of electronic means.

      Amendment 5 to Bye-Law 141 provides that any notice or other document may be served on or delivered to a shareholder by electronic means, and provides the procedure for doing so.

      Amendment 6 to Bye-Law 142 provides that any notice of a general meeting of the Company will be deemed to be duly given to a shareholder if it is given by electronic means.

Board Recommendation

      THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE BYE-LAWS.

                                 PROPOSAL NO. 4

                       APPOINTMENT OF INDEPENDENT AUDITORS

      Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the appointment of Arthur Andersen as the independent auditors of the Company to hold office until the close of the next annual general meeting at a remuneration to be negotiated by management and approved by the Board. A representative of that firm, which served as the Company's independent auditors during the year preceding the Annual General Meeting, is expected to be present at the Annual General Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions. Arthur Andersen has advised the Company that it does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past fiscal year other than in its capacity as the Company's independent auditors.

Audit Fees

      Audit fees billed to the Company by Arthur Andersen for the fiscal year ended December 31, 2001 for (i) review of the Company's annual financial statements included herewith (ii) review of the Company's quarterly financial statements filed with the SEC and (iii) review of financial statements for other purposes totaled approximately $244,144.

Financial Information Systems Design and Implementation Fees

      The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

      Fees billed to the Company by Arthur Andersen during the fiscal year ended December 31, 2001 for non-audit services totaled approximately $58,878. The Company estimates that Arthur Andersen will not bill any amounts for tax related services relating to the Company's tax returns for 2001. The Audit Committee has considered whether the provision by Arthur Andersen of the services covered by such fees, other than the audit fees, is compatible with maintaining the independence of Arthur Andersen and has determined that it is compatible.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN AS THE COMPANY'S INDEPENDENT AUDITORS UNTIL THE NEXT ANNUAL GENERAL MEETING.

                             SOLICITATION STATEMENT

      The Company shall bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company shall, upon their request, reimburse brokerage houses and persons holding Common Shares in the names of their nominees for their reasonable expenses in sending solicited material to their principals.

                                  OTHER MATTERS

      There is no business other than that described above to be presented for action by the shareholders at the Meeting.

                              SHAREHOLDER PROPOSALS

      In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than December 13, 2002. Shareholder proposals may only be submitted by shareholders or nominee holders that hold of record at least 1% of the Company's Common Shares entitled to vote on such matter.

                          AUDITED FINANCIAL STATEMENTS

      The Company has sent, or is concurrently sending, all of its shareholders of record as of the Record Date a copy of its audited financial statements for the fiscal year ended December 31, 2001.

                            By Order of the Company,

                            TANG YANG PING, Secretary

Dated: Hamilton, Bermuda
       April 12, 2002

                                     ANNEX A

             PROPOSED AMENDMENTS TO BYE-LAWS OF GLOBAL SOURCES LTD.

Below are the provisions of the Bye-Laws that would be amended if Proposal No. 3 of the Proxy Statement is approved by the shareholders. New text has been underlined, deleted text has been indicated by striking through such text.

(1)   INTERPRETATION

      To insert the following additional clauses:

      "9. IN THESE BYE-LAWS UNLESS OTHERWISE REQUIRED BY LAW OR OTHERWISE SPECIFICALLY PROVIDED FOR IN THESE BYE-LAWS, WHERE INFORMATION, NOTICES OR DOCUMENTS OF ANY NATURE WHATSOEVER, ARE REQUIRED TO BE IN WRITING OR DESCRIBED AS BEING WRITTEN, THAT REQUIREMENT OR DESCRIPTION IS MET BY SUCH MATERIAL BEING PROVIDED BY ELECTRONIC MEANS.

      10. IN THESE BYE-LAWS UNLESS OTHERWISE REQUIRED BY LAW OR OTHERWISE SPECIFICALLY PROVIDED FOR IN THESE BYE-LAWS, WHERE INFORMATION, NOTICES OR DOCUMENTS OF ANY NATURE WHATSOEVER ARE REQUIRED TO BE DELIVERED, DISPATCHED, GIVEN, SENT OR SERVED UPON A PERSON, THAT REQUIREMENT IS MET BY DOING SO BY ELECTRONIC MEANS PROVIDED THAT THE ORIGINATOR OF SUCH MATERIAL STATES THAT THE RECEIPT OF SUCH MATERIAL IS TO BE ACKNOWLEDGED AND THE ADDRESSEE HAS ACKNOWLEDGED SUCH RECEIPT.

      11. IN THESE BYE-LAWS UNLESS OTHERWISE REQUIRED BY LAW OR OTHERWISE SPECIFICALLY PROVIDED FOR IN THESE BYE-LAWS, WHERE THE SIGNATURE OF A PERSON IS REQUIRED THAT REQUIREMENT IS MET BY A SIGNATURE DELIVERED BY ELECTRONIC MEANS PROVIDED THAT (A) A METHOD IS USED TO IDENTIFY THAT PERSON AND TO INDICATE THAT THE PERSON INTENDED TO SIGN OR OTHERWISE ADOPT THE MATERIAL TO WHICH THE SIGNATURE RELATES; AND (B) THAT METHOD IS, ON THE DISCRETION OF THE BOARD, RELIABLE."

(2)   BYE-LAW 77

      "The instrument appointing a proxy shall be in writing under the hand (INCLUDING A SIGNATURE PROVIDED BY ELECTRONIC MEANS) of the appointor or of his attorney authorized by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same."

(3)   BYE-LAW 78

      "Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office, or at such place or places, AND IN SUCH MANNER, INCLUDING BY ELECTRONIC MEANS, as the Board may [otherwise specify] DETERMINE for the purpose, a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A person so authorized as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Shareholder of the Company and the grantor shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorized is present at it."

(4)   BYE-LAW 79

      "Subject to Bye-Law 78, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) IN SUCH MANNER, INCLUDING BY ELECTRONIC MEANS, AS THE BOARD MAY DETERMINE, not less than 48 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid."

(5)   BYE-LAW 141

      "Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally, BY ELECTRONIC MEANS or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address OR, IN THE CASE OF DELIVERY BY ELECTRONIC MEANS, BY DELIVERING IT TO SUCH SHAREHOLDER AT SUCH ADDRESS AS MAY BE PROVIDED TO THE COMPANY BY THE SHAREHOLDER FOR SUCH PURPOSE. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post (AND IF DELIVERED BY ELECTRONIC MEANS, 24 HOURS AFTER ITS DISPATCH), and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, AND SENT, AND, IF SENT BY POST, stamped and put in the post."

(6)   BYE-LAW 142

      "Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, ELECTRONIC MEANS or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its dispatch."

--------------------------------------------------------------------------------
                                                             Please mark
                                                             your votes as  |X|
                                                             indicated in
                                                             this example


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4.

(I) To convene the Annual General Meeting ("AGM") of the Company on Monday, May 6, 2002 at 10:30 a.m. at Grand Hyatt Shanghai, 88 Century Boulevard, Pudong, Shanghai 200120, China, for the following purposes:

1. To re-elect 01 Mr. David F. Jones and 02 Dr. H. Lynn Hazlett, to serve as Directors until their respective terms of office expire.

     FOR ALL                                WITHHELD
    NOMINEES  |_|                           FROM ALL  |_|
                                            NOMINEES

--------------------------------------------------------------------------------
To withhold authority to vote for any nominee(s), print name(s) above.

2. To fix the number of Directors constituting the entire Board of the Company at nine (9) persons, declare any vacancies on the Board to when it deems fit.

                    FOR           AGAINST          ABSTAIN
                    |_|             |_|              |_|

3.    To approve the proposed amendments to the Bye-Laws.

                    FOR           AGAINST          ABSTAIN
                    |_|             |_|              |_|

4. To re-appoint Arthur Andersen as the Company's independent auditors until the next Annual General Meeting.

                    FOR           AGAINST          ABSTAIN
                    |_|             |_|              |_|

                             MARK HERE FOR ADDRESS
                             CHANGE AND NOTE BELOW:  |_|

Dated                                                                     , 2002
     ---------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    Signature


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                                    Signature

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

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                            ^ FOLD AND DETACH HERE ^

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

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                              GLOBAL SOURCES LTD.

                Proxy for Annual General Meeting of Shareholders
                                  May 6, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Global Sources Ltd., a Bermuda corporation, does hereby constitute and appoint Tang Yang Ping and Sarah Benecke, and each of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name, place and stead of the undersigned, to vote all Common Shares of Global Sources Ltd. which the undersigned would be entitled to vote if personally present at the 2002 Annual General Meeting of Shareholders of Global Sources Ltd. to be held at Grand Hyatt Shanghai, 88 Century Boulevard, Pudong, Shanghai 200120, China, on Monday, May 6, 2002 at 10:30 a.m., local time, or at any adjournment or adjournments thereof.

      The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual General Meeting and Proxy Statement, both dated April 12, 2002, and a copy of the Company's audited financial statements for the fiscal year ended December 31, 2001.

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                            ^ FOLD AND DETACH HERE ^

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